                              CONSULTING AGREEMENT

     This Consulting Agreement is entered into this 6th day of November, 1995, by and between ATHENA Medical Corporation (hereinafter ATHENA), a publicly-owned corporation organized primarily to develop, manufacture and market female healthcare products, and Peter Loftis (hereinafter CONSULTANT).

                                   WITNESSETH:

     WHEREAS, ATHENA has need for a consultant capable of providing consulting services in the area of trade relations and sales and marketing support according to the policies and directions directed by ATHENA; and

     WHEREAS, CONSULTANT has considerable experience in the area of trade relations and desires to enter into a consulting relationship with ATHENA;

     NOW, THEREFORE, in consideration of the mutual promises more particularly set forth hereinafter, the above parties have entered in this Consulting Agreement, agreeing as follows:

     1. CONSULTANT agrees to perform consulting services (including necessary travel) over the next twelve-month period for ATHENA as ATHENA shall direct. The services shall include but not be limited to the following:: development of sales strategies to the trade; development of brokerage and wholesale network and retail service companies for the initial and possibly subsequent rollout, advertising and promotional materials development for the trade; various packaging parameters (UPC, planograms, etc.); key account management with major retail grocery and drug chains.

     2. In consideration for the services performed by CONSULTANT, ATHENA agrees to pay CONSULTANT a fee of $10,000 per month (payable on the 15th of each calendar month) for time and efforts spent performing consulting services and in necessary travel authorized by ATHENA. In addition, CONSULTANT shall receive warrants to purchase shares (one warrant = one share) of Athena Common Stock subject to, and as approved by, Athena's board of directors.

     3. Whenever ATHENA has authorized travel by CONSULTANT, ATHENA will reimburse CONSULTANT for the preapproved cost of such travel, including the costs of reasonable hotel accommodations and subsistence and approved entertainment. ATHENA reserves the right to direct the mode of travel and to set reasonable limits on the amount of reimbursable hotel accommodations and subsistence.

     4. CONSULTANT understands that it is his responsibility to conform to the appropriate IRS regulations as an independent contractor.

     5. CONSULTANT may neither assign nor subcontract the work assigned to by ATHENA.

     6. CONSULTANT agrees to perform the services covered by this contract according to the policies, directions, and requirements specified by ATHENA.

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     7.  All written material or other properties, tangible or intangible arising out of or resulting from the performance of this agreement, and all proprietary rights, including copyrights, therein, shall belong to ATHENA. CONSULTANT will not use or give to others any such property without Athena's written permission. Except as otherwise provided herein, CONSULTANT shall keep all data and information obtained in the course of this agreement concerning ATHENA confidential and shall not disclose of otherwise use and such material without the prior written consent of ATHENA. CONSULTANT shall not be restricted in the use of any material which is publicly available, or which is already in CONSULTANT's possession or known to CONSULTANT without restriction, or which is rightfully obtained by CONSULTANT from sources other than ATHENA.

     8. Any specifications, drawings, sketches, models, samples, data, computer programs or documentation or other technical or business information (all of which is hereinafter referred to in this paragraph as "information") furnishes or disclosed to CONSULTANT here under shall be deemed the property of and, when in tangible form, shall be returned to ATHENA by CONSULTANT. Unless such information was previously known to the CONSULTANT free of any obligation to keep it confidential, or has been -- or is subsequently -- made public by ATHENA or a third party, it shall be held in confidence by CONSULTANT, shall be used only for the purposes hereunder, and may be used for other purposes only under such terms and conditions as may be consented to in written permission by ATHENA.

     9. CONSULTANT grants, and agrees to grant, to ATHENA an unrestricted, nonexclusive, royalty-free license for all purposes on all inventions, and all patents issued thereon, made, conceived or first reduced to practice by CONSULTANT, in contemplation of, or in the course of, or as a result of, work done hereunder. The license so granted to ATHENA shall continue for the lives of such patents and shall include the right -- within the scope thereof -- to grant sub-licenses to clients or representatives of ATHENA.

     10. Promptly upon expiration or termination of this agreement, CONSULTANT shall make complete disclosure to ATHENA of all discoveries and inventions or other information within the scope of Paragraphs 7 through 9, which discoveries, invention or other information has not been previously disclosed to ATHENA. In addition, CONSULTANT shall certify in writing such disclosures are complete.

     11. CONSULTANT shall not advertise, market or otherwise make known to others any information relating to the services performed under this contract, including mentioning or implying the name of ATHENA, or any of its personnel, without prior written consent of ATHENA.

     12. CONSULTANT recognizes that services performed under this contract will be done for ATHENA and for clients of ATHENA and, thus, CONSULTANT will likely have numerous contacts directly with said client. CONSULTANT agrees not to use said contacts in any way to create an ability on CONSULTANT's part to contract directly with said client without written permission from ATHENA. CONSULTANT further agrees not to steal said client and not to interfere with, of cause interference with, said client's contractual relations with ATHENA.

     13. Either party to this agreement may terminate for any reason the consultant relationship created by this contract by providing the other party with 60 days written notice.

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Termination does not relieve either party from obligations incurred prior to termination, nor does it imply any obligation following termination, except as otherwise noted herein.

     14. The failure of either party hereto to enforce any rights under this contract shall not be construed to be a waiver of that right, or of damages caused thereby or of any other rights under this contract.

     15. This contract encompasses the entire agreement of the parties and there are no other agreements or understandings -- either written or oral.

     16. This contract may not be modified or amended except in writing with the same degree of formality with which this contract has been executed.

     17. The construction, interpretation, and performance of this contract, and all transaction under it, shall be governed by the laws of the State of Florida.



     IN WITNESS WHEREOF, the parties hereto have executed this CONSULTANT AGREEMENT as of the day and year written above.


                                         /s/  Pete Loftis
                                        ------------------------------------
                                        CONSULTANT


                                        BY   /s/  John Perry
                                           --------------------------------
                                                       Chairman, CEO
                                        ATHENA MEDICAL CORPORATION